Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

THREE INVESTMENT CONFERENCES IN MARCH

RALEIGH, NC, February 22, 2010 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at three health care investment conferences during March 2010. Information on these conferences is provided below:

RBC Capital Markets Healthcare Conference

New York, NY	Tuesday, March 2	3:35 p.m. ET

Cowen and Company 30th Annual Health Care Conference

Boston, MA	Wednesday, March 10	10:15 a.m. ET

Roth 22nd Annual Orange County Growth Stock Conference

Dana Point, CA	Tuesday, March 16	5:30 p.m. ET

Interested parties can access a live audio web cast of these presentations at http://www.salix.com. A replay of the presentations will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets,), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g., METOZOLV™ ODT (metoclopramide HCl), PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Budesonide foam, crofelemer and rifaximin for additional indications are under development.

For full prescribing information, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV, on Salix products, please visit www.salix.com or contact the Company at 919-862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP.”

For more information please visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.